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                                                                     EXHIBIT 3.5


                            CERTIFICATE OF FORMATION

                                       OF

                             CHAAS ACQUISITIONS, LLC

     The undersigned, desiring to form a limited liability company pursuant to the Delaware Limited Liability Company Act, 6 Delaware Code, Chapter 18, hereby certifies as follows:

     FIRST:    The name of the limited liability company is: CHAAS Acquisitions,
LLC

     SECOND:   The address of its registered office in the State of Delaware is
615 South DuPont Highway, Dover, County of Kent, Delaware 19901. The name of its registered agent at such address is National Corporate Research, Ltd.

     IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation this 20th day of May 2003.

                                               CHAAS HOLDINGS, LLC


                                               By:   /s/ William Pruellage
                                                   -----------------------------
                                                   Name:  William Pruellage
                                                   Title: Vice President